Consent of Independent Certified Public Accountants

         We have issued our report dated October 13, 2000 accompanying the financial statements of Van Kampen Merritt Insured Income Trust, Series 24 and Series 25 (Intermediate) as of August 31, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 8 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                        Grant Thornton LLP


Chicago, Illinois
December 22, 2000